INVESTOR PRESENTATION Q2 2026 Speakers: McKeel Hagerty, Chief Executive Officer and Chairman Patrick McClymont, Chief Financial Officer

HAGERTY Q2 2026 | 2 Forward Looking Statements / Non-GAAP Financial Measures This presentation contains statements that constitute “forward- looking statements” within the meaning of the federal securities laws. All statements we provide, other than statements of historical fact, are forward-looking statements, including those regarding our future operating results and financial position, our business strategy and plans, products, services, and technology implementations, market conditions, growth and trends, expansion plans and opportunities, and our objectives for future operations. The words “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “ongoing,” “contemplate,” and similar expressions, and the negatives of these expressions, are intended to identify forward- looking statements. We have based these forward-looking statements largely on our current expectations about future events, which may not materialize. Actual results could differ materially and adversely from those anticipated or implied in our forward-looking statements. These factors include, among other things, our ability to: (i) compete effectively within our industry and attract and retain insurance policyholders and paid Hagerty Drivers Club (“HDC”) subscribers; (ii) maintain key strategic relationships with our insurance distribution and underwriting carrier partners; (iii) prevent, monitor, and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages, or other issues with our technology platforms or use of third-party services;(v) accelerate the adoption of our membership and marketplace products and services, as well as any new insurance programs and products we offer; (vi) successfully implement the fronting arrangement consummated with Markel and realize the anticipated benefits while also managing the increased exposure to underwriting volatility, catastrophes, reinsurance counterparty risk, and legal, compliance, and regulatory risks resulting from the shift to Hagerty Re assuming 100% of the risk for policies written through this arrangement; (vii) underwrite and price new products, including Enthusiast+, consistent with expected loss ratios and risk tolerances; (viii) execute Broad Arrow’s private sale, auction, and financing strategies; (ix) complete the acquisition of Bennetts Motorcycling Services Limited (“Bennetts”) on the expected terms or timeline, or at all, or realize the anticipated benefits of the Bennetts acquisition, including expected earnings enhancements and synergies; (x) achieve Hagerty’s investment objectives and avoid losses in the investment portfolio; (xi) manage the cyclical nature of the insurance business and broader macroeconomic conditions, including inflation, interest rates, and potential recessionary pressures; (xii) address unexpected increases in the frequency or severity of claims, including catastrophe losses; and (xiii) comply with numerous laws and regulations applicable to Hagerty’s business, including without limitation state, federal, and foreign laws relating to insurance and rate increases, privacy and cybersecurity, marketing and advertising, digital services, accounting matters, tax, anti-money laundering, and economic sanctions. The forward-looking statements in this presentation represent our views as of the date hereof. You should not rely on forward- looking statements as predictions of future events. We operate in a very competitive and rapidly changing environment and new risks emerge from time to time. This presentation should be read in conjunction with the information included in our filings with the SEC and press releases. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods. In addition, this presentation contains certain “non-GAAP financial measures”. The non-GAAP measures are presented for supplemental informational purposes only. These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP are provided in the appendix to this presentation. On the cover: Six cars, zero airbags, all the fun at the 2026 California Mille. PHOTOGRAPHER: ANDREW SNUCINS

HAGERTY Q2 2026 | 3 SECOND QUARTER YTD 2026 Highlights 1 YTD Q2 2026 reflects the transition of business under the Markel Fronting Arrangement, which resulted in a decrease in Commission and fee revenue and the recognition of transitional costs to amortize the remaining deferred ceding commissions related to 2025 policies. 2 See Appendix for additional information regarding this non-GAAP financial measure. A Mercedes-Benz 300SL Roadster leads the pack on another stunning stretch of the 2026 California Mille. PHOTOGRAPHER: ANDREW SNUCINS Revenue Components 1. Written Premium growth of 19% to $713 million » Added a record 279,000 new members in the first half of 2026, equating to policy in force growth of 19% year-over-year to 1.9 million members 2. Earned Premium growth of 42% to $492 million » Increased quota share to 100% as of January 1, 2026 with the Markel Fronting Arrangement 3. Marketplace revenue growth of 17% to $65 million 4. Membership and other revenue growth of 5% to $43 million 5. Total Revenue1 of $667 million, down 6% Strong growth in underlying profitability1 1. Net Loss of $5 million compared to Net Income of $74 million » Includes $153 million of Markel Fronting Arrangement transitional costs 2. Adjusted EBITDA2 of $160 million compared to $121 million, growth of 32% 3. Hagerty Re Combined Ratio of 88% Completed strategic evolution to assume 100% of premium post transition to Markel Fronting Arrangement Strong underlying operational performance with growth in PIF, Written Premium, and Earned Premium Transition to the Markel Fronting Arrangement resulted in lower reported revenue as previously disclosed

Grow policies in force to 3.0 million by 2030 INVESTING IN OUR MEMBER-CENTRIC APPROACH TO DELIVER COMPOUNDING PROFIT GROWTH: » Implement Markel Fronting Arrangement with 100% quota share and realize anticipated benefits » Accelerate insurance growth with State Farm rollout » Leverage technology to enhance agent distribution and accelerate business-to-business efforts » Further invest in our claims handling expertise for members » Refine Hagerty Drivers Club value proposition and leverage our unique and authentic car culture » Invest in technology and Duck Creek implementation → That ‘63 Corvette Sting Ray badge means split-window, small-block V8, and zero regrets. PHOTOGRAPHER: ANDREW TRAHAN 2026 Priorities HAGERTY Q2 2026 | 4

HAGERTY Q2 2026 | 5 SECOND QUARTER YTD 2026 Financial Highlights 1 YTD Q2 2026 reflects the transition of business under the Markel Fronting Arrangement, which resulted in a decrease in Commission and fee revenue and the recognition of transitional costs to amortize the remaining deferred ceding commissions related to 2025 policies. 2 Hagerty Re’s Loss Ratio is the ratio of (i) Hagerty Re’s losses and loss adjustment expenses to (ii) its earned premium. Loss and loss adjustment expenses includes $6 million of reserve reductions in the first half of 2026 related to favorable development for prior accident years. 3 Hagerty Re’s Combined Ratio is the ratio of (i) Hagerty Re’s losses, loss adjustment expenses, and underwriting expenses to (ii) its earned premium. 4 See Appendix for additional information regarding this non-GAAP financial measure. GROWTH PERSISTENCE PROFITABILITY $667M TOTAL REVENUE1 -6% $(19)M LOSS BEFORE TAXES1 $(5)M NET LOSS $713M WRITTEN PREMIUM +19% $160M ADJUSTED EBITDA4 +32% $(0.08) BASIC LOSS PER SHARE 40.6% HAGERTY RE LOSS RATIO2 88.1% HAGERTY RE COMBINED RATIO3 88.2% RETENTION

Revenue Components

19% Growth in Written Premium Fueled by PIF Growth



TOTAL REVENUE
Millions
Q2
Earned premium
Commission and fee revenue[1]
Membership + other revenue
Marketplace revenue
Net investment income
6% DECREASE
$379
$11
$27
$21
$143
$178
$355
$18
$40
$21
$24
$252
CHANGE
71%
48%
3%
(83)%
42%
2025
2026
YTD
6% DECREASE
$708
$19
$56
$42
$244
$347
$667
$26
$65
$43
$40
$492
CHANGE
35%
17%
5%
(84)%
42%
2025
2026

FULL YEAR 2026 HIGHLIGHTS

Earned premium (+42%)

- » Quota share increased to 100% under the Markel Fronting Arrangement
- » Written premium growth of 19% with PIF growth of 19%
- » Policies in Force retention of 88%

Commission and fee revenue (-84%)

- » 2026 reflects the transition under the Markel Fronting Arrangement, which resulted in a decrease in Commission and fee revenue

Marketplace revenue (+17%)

- » Strong auction sales growth and increased financing revenue from upsized BAC Credit Facility

Membership and other revenue (+5%)

- » HDC Membership revenue growth of 10%

Net investment income (+35%)

- » $21 million of Net investment income and $5 million of Net investment gains

[1] Includes base commissions, payment plan fees and contingent underwriting commissions. 2026 now reflects the transition of our business under the Markel Fronting Arrangement, which resulted in a decrease in Commission and fee revenue.

HAGERTY Q2 2026 | 6

HAGERTY Q2 2026 | 7 Q2 2024 Q2 2025 Q2 2026Q2 2024 Q2 2025 Q2 2026 1 Q2 2024 Net Income includes a $2 million loss as a result of a change in the fair value of our warrant liabilities. Q2 2026 Net Income includes $64 million of pre-tax transitional costs associated with the new Markel Fronting Arrangement. 2 Adjusted EBITDA includes Net investment income of $11 million in Q2 2024, $9 million in Q2 2025, and $11 million in Q2 2026. See Appendix for additional information regarding this non-GAAP financial measure. Second Quarter Earnings Analysis Delivering Underlying Profit Growth SECOND QUARTER NET INCOME1 SECOND QUARTER ADJUSTED EBITDA2 $43 $47 $8 YTD Q2 2024 YTD Q2 2025 YTD Q2 2026 $64 $73 $75 YTD Q2 2024 YTD Q2 2025 YTD Q2 2026

HAGERTY Q2 2026 | 8 Q2 2024 Q2 2025 Q2 2026 Q2 2024 Q2 2025 Q2 2026 1 YTD Q2 2024 Net Income includes an $8 million loss as a result of a change in the fair value of our warrant liabilities. YTD Q2 2026 Net Loss includes $153 million of pre-tax transitional costs associated with the new Markel Fronting Arrangement. 2 Adjusted EBITDA includes Net investment income of $20 million in YTD Q2 2024, $18 million in YTD Q2 2025, and $21 million in YTD Q2 2026. See Appendix for additional information regarding this non-GAAP financial measure. Second Quarter YTD 2026 Earnings Analysis Delivering Underlying Profit Growth SECOND QUARTER YTD NET INCOME1 SECOND QUARTER YTD ADJUSTED EBITDA2 Q2 2024 Q2 2025 Q2 2026 $51 $74 $(5) Q2 2024 Q2 2025 Q2 2026 $100 $121 $160

Increased 2026 Outlook

Sustained Compounding Growth

IN THOUSANDS	2025 RESULTS	PRIOR 2026 OUTLOOK[1] ($)		REVISED 2026 OUTLOOK ($)		2026 OUTLOOK (%)	
		LOW END	HIGH END	LOW END	HIGH END	LOW END	HIGH END
Total Written Premium	$1,193,548	$1,373,000	$1,385,000	$1,385,000	$1,397,000	16%	17%
Total Revenue[2]	$1,456,389	$1,280,000	$1,300,000	$1,325,000	$1,340,000	(9)%	(8)%
Net Income[3,4]	$149,225	$(51,000)	$(41,000)	$18,000	$30,000	N/M	N/M
Adjusted EBITDA[5]	$236,791	$236,000	$247,000	$270,000	$280,000	14%	18%

[1] Prior 2026 Outlook shared on the Company's first quarter earnings call on May 6th, 2026.

[2] Revenue guidance reflects the accounting impact of the Markel Fronting Arrangement. Beginning in 2026, we now control the Essentia book of business with the benefit of our MGA services received by Hagerty Re and not Essentia. As a result, commission revenue and the associated ceding commission expense for policies issued through the Markel Fronting Arrangement are eliminated in consolidation. Although we expect the arrangement to result in increased profitability (as reflected in Adjusted EBITDA), reported commission revenue and ceding commission expense will be significantly lower than prior periods, affecting period-to-period comparability. 2025 commission revenue associated with our alliance agreement with Markel was $437 million and ceding commission expense related to the Company's reinsurance quota share agreement with Markel was $344 million in 2025.

[3] The projected Net Income includes approximately $199 million of pre-tax transitional costs related to the Markel Fronting Arrangement representing deferred ceding commissions paid to Markel for policies written prior to January 1, 2026, which will be fully amortized ratably over the remaining term of those policies throughout 2026. This amortization is expected to decline to approximately $37 million in Q3 2026 and approximately $9 million in Q4 2026 as 2025 policies expire. Excluding these transitional costs, we expect 2026 to reflect underlying profitability improvement.

[4] Full year 2025 Net Income includes (i) the benefit from the $42 million release of a portion of our valuation allowance, partially offset by a $32 million loss related to the change in value of the TRA liability; and (ii) a $21 million pre-tax reserve reduction in the fourth quarter, primarily related to favorable development for the 2024 accident year and improvement in current accident year experience.

[5] See Appendix for additional information regarding this non-GAAP financial measure.

N/M = Not meaningful



The 2026 Lotus Emira marks Lotus's final internal combustion engine (ICE) sports car before transitioning completely to electric vehicles.

PHOTOGRAPHER: MATT TIERNEY

HAGERTY Q2 2026 | 9

HAGERTY Q2 2026 | 10 NON-GAAP FINANCIAL MEASURES | 2026 OUTLOOK Net Income to Adjusted EBITDA IN THOUSANDS 2026 Low 2026 High Net Income $18,000 $30,000 Interest expense and other, net1 5,000 5,000 Income tax benefit (11,000) (13,000) Depreciation and amortization 40,000 40,000 Share-based compensation expense 19,000 19,000 Markel Fronting Arrangement transitional costs2 199,000 199,000 Adjusted EBITDA $270,000 $280,000 1 Excludes interest expense related to the BAC Credit Facility, which is recorded within “Selling, general, and administrative expenses” in the Condensed Consolidated Statements of Operations. 2 Represents the amortization of deferred ceding commissions paid to Markel for policies written prior to January 1, 2026. These costs relate exclusively to policies written prior to our entry into the Markel Fronting Arrangement and are being fully amortized ratably over the remaining term of those policies through December 31, 2026. The amortization of these deferred ceding commissions was $89 million in the first quarter of 2026, $64 million in the second quarter of 2026, and we expect it to decline to approximately $37 million in the third quarter of 2026 and approximately $9 million in the fourth quarter of 2026 as the remaining 2025 policy terms run off. Management excludes these costs from Adjusted EBITDA because they are transitional charges related solely to deferred ceding commissions on policies written prior to January 1, 2026, are expected to run off by December 31, 2026, and are not indicative of our ongoing operating performance under the Markel Fronting Arrangement. * See Appendix for the definition on Adjusted EBITDA.

Appendix

HAGERTY Q2 2026 | 12 REVENUE COMPONENTS BY QUARTER $ in Millions 152 158 166 168 169 178 187 193 240 252 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 89 129 116 89 100 143 137 106 16 24 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 31 27 42 34 50 48 56 48 48 61 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 COMMISSION + FEE REVENUE1 EARNED PREMIUM MEMBERSHIP, MARKETPLACE + OTHER REVENUE 1 Includes base commissions, payment plan fees and contingent underwriting commissions. YTD Q2 2026 reflects the transition of business under the Markel Fronting Arrangement, which resulted in a decrease in Commission and fee revenue and the recognition of transitional costs to amortize the remaining deferred ceding commissions related to 2025 policies. Assuming control of the Essentia book through the Markel Fronting Arrangement in the first quarter of 2026 requires the elimination of $144 million of Commission and fee revenue in the second quarter of 2026 and $247 million in the first half 2026 in the Condensed Consolidated Statements of Operations

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

IN THOUSANDS	Q2 2025	Q3 2025 - Q1 2026	Q2 2026	TTM
Net income	**$47,202**	**$61,985**	**$8,041**	**$70,026**
Interest expense and other, net[1]	4,946	35,183	28	35,211
Income tax expense (benefit)	6,161	(29,885)	(5,809)	(35,694)
Depreciation and amortization	8,833	28,909	9,716	38,625
EBITDA	**67,142**	**96,192**	**11,976**	**108,168**
Net investment (gains) losses	(1,194)	104	(7,179)	(7,075)
Interest expense related to State Farm Term Loan[2]	(515)	(1,545)	(515)	(2,060)
Share-based compensation expense	5,146	13,987	5,093	19,080
Markel Fronting Arrangement transitional costs[3]	—	88,958	64,111	153,069
Other unusual items[4]	2,066	3,484	1,019	4,503
Adjusted EBITDA	**$72,645**	**$201,180**	**$74,505**	**$275,685**

[1] Excludes interest expense related to the BAC Credit Facility, which is recorded within "Selling, general, and administrative expenses" in the Condensed Consolidated Statements of Operations.

[2] Interest expense related to the State Farm Term Loan is charged against Adjusted EBITDA as it is directly attributable to the operations of Hagerty Re.

[3] Represents the amortization of deferred ceding commissions paid to Markel for policies written prior to January 1, 2026. These costs relate exclusively to policies written prior to our entry into the Markel Fronting Arrangement and are being fully amortized ratably over the remaining term of those policies through December 31, 2026. The amortization of these deferred ceding commissions was $89 million in the first quarter of 2026, $64 million in the second quarter of 2026, and we expect it to decline to approximately $37 million in the third quarter of 2026 and approximately $9 million in the fourth quarter of 2026 as the remaining 2025 policy terms run off. Management excludes these costs from Adjusted EBITDA because they are transitional charges related solely to deferred ceding commissions on policies written prior to January 1, 2026, are expected to run off by December 31, 2026, and are not indicative of our ongoing operating performance under the Markel Fronting Arrangement.

[4] For the trailing twelve months ended June 30, 2026, other unusual items includes certain legal settlement expenses, professional fees associated with the THG Unit Exchange and related Secondary Offering, professional fees related to the pending acquisition of Bennetts, and certain material severance expenses.

Adjusted EBITDA

We define EBITDA as consolidated Net income (loss), excluding Interest expense and other, net, Income tax expense (benefit), and Depreciation and amortization. We define Adjusted EBITDA as EBITDA, further adjusted to (i) exclude net investment gains and losses; (ii) deduct interest expense related to the State Farm Term Loan; (iii) exclude share-based compensation expense; and when applicable, exclude (iv) restructuring, impairment and related charges; (v) gains, losses and impairments related to divestitures; and (vi) certain other unusual items, such as Markel Fronting Arrangement transitional costs during the three and six months ended June 30, 2026.

How This Measure is Useful

When used in conjunction with GAAP financial measures, Adjusted EBITDA is a supplemental measure of operating performance that we believe is a useful measure to evaluate our performance period over period and relative to our competitors and peers. Management uses Adjusted EBITDA to evaluate our operating performance on a consistent basis, as it removes the impact of items not directly resulting from our core operations. We believe the presentation of Adjusted EBITDA provides securities analysts, investors, and other interested parties with a supplemental view of our operating performance that enhances their understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

Limitations of the Usefulness of This Measure

Adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies. Presentation of Adjusted EBITDA should not be considered in isolation or a substitute for, or superior to, the financial information prepared in accordance with GAAP.

HAGERTY Q2 2026 | 13

NON-GAAP FINANCIAL MEASURES

Adjusted Net Income (Loss) and Adjusted Diluted EPS

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,	
	2026	2025	2026	2025
	in thousands (except per share amounts)			
Numerator:				
Net income (loss) attributable to Class A Common Stockholders	$(1,668)	$9,098	$(8,189)	$15,594
Adjustments:				
Accretion of Series A Convertible Preferred Stock	1,948	1,875	3,978	3,750
Net income (loss) attributable to non-controlling interest	7,761	36,229	(493)	55,151
Net investment gains	(7,179)	(1,194)	(4,890)	(879)
Change in TRA Liability	—	3,078	—	3,078
Other unusual items [1]	1,019	2,066	1,164	2,066
Tax impact of above adjustments [2]	(8,069)	(7,702)	(10,902)	(9,958)
Adjusted Net Income (Loss)	$(6,188)	$43,450	$(19,332)	$68,802
Denominator:				
Weighted average shares of Class A Common Stock outstanding — Diluted	101,797	90,698	101,418	91,247
Adjustments:				
Assumed exchange of non-controlling interest THG units for shares of Class A Common Stock	245,001	255,105	245,051	255,138
Assumed conversion of shares of Series A Convertible Preferred Stock into shares of Class A Common Stock	6,785	6,785	6,785	6,785
Assumed vesting of share-based compensation awards	7,951	8,580	7,979	7,404
Adjusted weighted average shares of Class A Common Stock outstanding — Diluted	361,534	361,168	361,233	360,574
Adjusted Diluted EPS	$(0.02)	$0.12	$(0.05)	$0.19
Diluted EPS	$(0.02)	$0.09	$(0.08)	$0.16
Impact of assumed exchange, conversion, or vesting of remaining potentially dilutive securities [3]	0.04	0.04	0.07	0.05
Non-GAAP adjustments [4]	(0.04)	(0.01)	(0.04)	(0.02)
Adjusted Diluted EPS	$(0.02)	$0.12	$(0.05)	$0.19

Adjusted Net Income and Adjusted Diluted EPS

Adjusted Net Income (Loss) represents Net income (loss) attributable to Class A Common Stockholders, assuming the full exchange of all outstanding THG units and Series A Convertible Preferred Stock for shares of Class A Common Stock, adjusted to exclude (i) net investment gains and losses; and when applicable, (ii) changes in the TRA Liability; (iii) gains and losses related to divestitures; and (iv) certain other unusual items, each of which we do not believe are directly related to our core operations and may not be indicative of our ongoing performance. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income (Loss) by the weighted average shares of Class A Common Stock outstanding, assuming the full exchange of all outstanding THG units, Series A Convertible Preferred Stock, and unvested share-based compensation awards.

How These Measures Are Useful

When used in conjunction with GAAP financial measures, Adjusted Net Income (Loss) and Adjusted Diluted EPS are supplemental measures of operating performance that we believe are useful measures to evaluate our performance period over period and relative to our competitors and peers. Management uses Adjusted Net Income (Loss) and Adjusted Diluted EPS to evaluate our operating performance on a consistent basis to make strategic and operational decisions. We believe these measures provide management and investors with useful information regarding trends in our business that may not otherwise be apparent when relying solely on GAAP measures. By assuming the full exchange of all outstanding THG units and Series A Convertible Preferred Stock, we believe these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income (loss) attributable to Class A Common Stockholders driven by increases in Hagerty, Inc.'s ownership in THG, which is unrelated to our operating performance, and excludes items that are unusual or may not be indicative of our ongoing performance.

Limitations of the Usefulness of These Measures

Adjusted Net Income (Loss) and Adjusted Diluted EPS may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of Adjusted Net Income (Loss) and Adjusted Diluted EPS should not be considered alternatives to Net income (loss) attributable to Class A Common Stockholders and Diluted EPS, as determined under GAAP. While these measures are useful in evaluating our performance, they assume the full exchange of all outstanding THG units and Series A Convertible Preferred Stock for shares of Class A Common Stock, which has not occurred and may not occur. Further, the adjustments made to arrive at Adjusted Net Income (Loss) exclude certain expenses and income that may recur in the future. Adjusted Net Income (Loss) and Adjusted Diluted EPS should be evaluated in conjunction with our GAAP financial results. A reconciliation of Adjusted Net Income (Loss) to Net income (loss) attributable to Class A Common Stockholders, the most directly comparable GAAP measure, and the computation of Adjusted Diluted EPS are presented on this slide.

[1] For the three and six months ended June 30, 2026, other unusual items includes professional fees related to the pending acquisition of Bennetts and additional severance expenses associated with the actions taken in the fourth quarter of 2025.For the three and six months ended June 30, 2025, other unusual items includes certain legal settlement expenses, professional fees associated with the THG Unit Exchange and related secondary offering, and certain material severance expenses.

[2] Represents the tax effect of the aforementioned adjustments to reflect corporate income taxes at an estimated effective tax rate of (58.0)% and 24.2% for the three months ended June 30, 2026 and 2025, respectively, and 13.8% and 23.9% for the six months ended June 30, 2026 and 2025, respectively, which considers the U.S. federal statutory rate of 21%, a combined state income tax rate of approximately 5% (net of federal benefits and required valuation allowances), and certain material permanent items.

[3] Assumes the exchange of all outstanding THG units, Series A Convertible Preferred Stock, and unvested share-based compensation awards for shares of Class A Common Stock, resulting in the elimination of the non-controlling interest and recognition of the Net income (loss) attributable to non-controlling interest, as well as elimination of the accretion of Series A Convertible Preferred Stock.

[4] Represents the per share impact of non-GAAP adjustments for each period.

HAGERTY Q2 2026 | 14

Markel Fronting Arrangement

Evolving the decade-long partnership, with Hagerty controlling 100% of the premium in 2026

PREVIOUS MODEL

- Hagerty earned 42% total commissions as an MGA and retained ~80% of the risk via Hagerty Re
- Markel retained 20%, handled filings and administrative support
- Hagerty Re paid a 47% ceding commission to Markel (~42% commissions + ~5% for G&A, taxes and operating expenses)

NEW FRONTING STRUCTURE (1/1/26)

- Hagerty Re earns 100% of the premium and retains 100% of the risk
- Hagerty secures expanded underwriting and claims authority; Markel issues policies and provides administrative support
- Hagerty Re pays a ~2% fronting fee and funds G&A, taxes and operating expenses

DRIVING BETTER PROFITABILITY AND OPERATIONAL CONTROL WITH NO DISRUPTION TO POLICYHOLDERS


26

→
Somewhere between a race car and a work of art sits the 1956 Arnolt-Bristol — shown here at The Greenwich Concours d'Elegance.

PHOTOGRAPHER: ANDREW SNUCINS

HAGERTY Q2 2026 | 15

SECOND QUARTER P&L COMPARABILITY BRIDGE

THREE MONTHS ENDED JUNE 30, 2026

	Hagerty Re: Essentia Policy Year 2025 [a]	Hagerty Re: Essentia Policy Year 2026 & Other Carriers [b]	Hagerty Re Total	MGA+ [c]	Consolidation Entries	Insurance Segment
			in thousands			
REVENUES:						
Earned premium, net	$157,365	$94,591	$251,956	$—	$—	$251,956
Commission and fee revenue			—	167,213	(143,548) [e]	23,665
Membership and other revenue			—	21,361	—	21,361
Net investment income			9,694	1,037	—	10,731
Net investment gains			7,179	—	—	7,179
Total revenue			268,829	189,611	(143,548)	314,892
EXPENSES:						
Losses and loss adjustment expenses, net			107,522	3,187 [d]	—	110,709
Policy acquisition costs, net:						
Ceding commission expense	71,614	38,959	110,573	—	(43,647) [e]	66,926
Other policy acquisition costs			4,560	—	12,155 [f]	16,715
Underwriting and other insurance expenses			2,990	92,037 [d]	(32,080) [f]	62,947
Selling, general, and administrative expenses			—	55,931	—	55,931
Interest expense and other, net			(1,118)	15	—	(1,103)
Total expenses			224,527	151,170	(63,572)	312,125
INCOME BEFORE TAXES			$44,302	$38,441	$(79,976)	$2,767 [g]

[a] Represents Hagerty Re's earned premium and associated policy acquisition costs related to Essentia policies issued in 2025.

[b] Represents Hagerty Re's earned premium and associated policy acquisition costs related to Essentia policies issued in 2026 and through other carriers.

[c] The MGA+ reporting unit includes our MGA operations, as well as our membership, events, and media activities.

[d] Our MGA subsidiaries incur costs to fulfill certain underwriting and claims handling functions on behalf of Hagerty Re, for which they are compensated through an intercompany commission paid by Hagerty Re. These costs are reflected within the standalone results of our MGA+ reporting unit within "Losses and loss adjustment expenses, net" and "Underwriting and other insurance expenses".

[e] These consolidation entries are made to eliminate intercompany commission revenue and ceding commission expense between the Hagerty Re and MGA+ reporting units.

[f] These consolidation entries are made to defer $32.1 million in policy acquisition costs incurred by the MGA+ reporting unit in their standalone results of operations, which are then amortized over the underlying policy term in our Condensed Consolidated Statements of Operations. For the three months ended June 30, 2026, the amortization of such deferred policy acquisition costs totaled $12.2 million.

[g] This table is presented solely to improve the year-over-year comparability of our financial statements and should not be viewed on a standalone basis. It should be read together with our Condensed Consolidated Statements of Operations and the accompanying notes.

HAGERTY Q2 2026 | 16

SECOND QUARTER YTD P&L COMPARABILITY BRIDGE

SIX MONTHS ENDED JUNE 30, 2026

	Hagerty Re: Essentia Policy Year 2025 [a]	Hagerty Re: Essentia Policy Year 2026 & Other Carriers [b]	Hagerty Re Total	MGA+ [c]	Consolidation Entries	Insurance Segment
			in thousands			
REVENUES:						
Earned premium, net	$375,638	$115,960	$491,598	$—	$—	$491,598
Commission and fee revenue			—	287,449	(247,349) [e]	40,100
Membership and other revenue			—	43,488	—	43,488
Net investment income			18,926	1,819	—	20,745
Net investment gains			4,890	—	—	4,890
Total revenue			515,414	332,756	(247,349)	600,821
EXPENSES:						
Losses and loss adjustment expenses, net			199,487	9,141 [d]	—	208,628
Policy acquisition costs, net:						
Ceding commission expense	170,971	47,700	218,671	—	(55,188) [e]	163,483
Other policy acquisition costs			5,787	—	16,293 [f]	22,080
Underwriting and other insurance expenses			9,040	170,740 [d]	(57,245) [f]	122,535
Selling, general, and administrative expenses			—	102,797	—	102,797
Interest expense and other, net			(1,911)	792	—	(1,119)
Total expenses			431,074	283,470	(96,140)	618,404
INCOME (LOSS) BEFORE TAXES			$84,340	$49,286	$(151,209)	$(17,583) [g]

[a] Represents Hagerty Re's earned premium and associated policy acquisition costs related to Essentia policies issued in 2025.

[b] Represents Hagerty Re's earned premium and associated policy acquisition costs related to Essentia policies issued in 2026 and through other carriers.

[c] The MGA+ reporting unit includes our MGA operations, as well as our membership, events, and media activities.

[d] Our MGA subsidiaries incur costs to fulfill certain underwriting and claims handling functions on behalf of Hagerty Re, for which they are compensated through an intercompany commission paid by Hagerty Re. These costs are reflected within the standalone results of our MGA+ reporting unit within "Losses and loss adjustment expenses, net" and "Underwriting and other insurance expenses".

[e] These consolidation entries are made to eliminate intercompany commission revenue and ceding commission expense between the Hagerty Re and MGA+ reporting units.

[f] These consolidation entries are made to defer $57.2 million in policy acquisition costs incurred by the MGA+ reporting unit in their standalone results of operations, which are then amortized over the underlying policy term in our Condensed Consolidated Statements of Operations. For the six months ended June 30, 2026, the amortization of such deferred policy acquisition costs totaled $16.3 million.

[g] This table is presented solely to improve the year-over-year comparability of our financial statements and should not be viewed on a standalone basis. It should be read together with our Condensed Consolidated Statements of Operations and the accompanying notes.

HAGERTY Q2 2026 | 17

HAGERTY Q2 2026 | 18 WELL-POSITIONED TO CAPTURE ADDITIONAL MARKET SHARE Large and underpenetrated target market Hagerty Target Market is the subset of TAM identified as more likely to be currently used as collector vehicles based on age, inherent vehicle characteristics and expert curation. Source: Hagerty. Company reports based on aggregated data of various sources; 1 Per Facebook analytics, members who have expressed an interest in or “Liked” automobiles or associated interests. 2 Per Hagerty company reports based on aggregated data of various sources. 3 Vehicles in force as of December 31, 2025. TYPE TOTAL ADDRESSABLE MARKET (M) HAGERTY TARGET MARKET (M) HAGERTY TCM PENETRATION Pre 1981 Vehicles 11.1 11.1 15.3% Post 1980 Vehicles 38.0 24.9 3.1% Total 49.1 36.0 6.9% 3.0M Hagerty Insured Vehicles3 36M Hagerty Target Market2 49M Total Addressable Market 67M U.S. Auto Enthusiasts2 500M+ Global Auto Enthusiasts1 HAGERTY PENETRATION AND U.S. AUTO INSURED VEHICLE COUNT Pre 1981 Vehicle Count Post 1980 Vehicle Count 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 1,400,000 1,600,000 1,800,000 2,000,000 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 ~3% ~15%

HAGERTY Q2 2026 | 19 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 —% 100% 200% 300% 400% 500% 600% Hagerty U.S. Auto - CAGR 13% Industry Top 100 - CAGR 5% Hagerty Loss Ratio - average = 39% Industry Loss Ratio - average = 68% HAGERTY U.S. AUTO PREMIUM GROWTH VS. INDUSTRY TOP 100 HAGERTY U.S. AUTO LOSS PERFORMANCE VS. INDUSTRY TOP 100 Source: Hagerty Internal Data, S&P Global Market Intelligence (2025). To ta l P er ce nt ag e G ro w th To ta l L os s P er fo rm an ce 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 20% 30% 40% 50% 60% 70% 80% 90% HAGERTY’S DIFFERENTIATED MODEL DELIVERS HIGH-QUALITY GROWTH Consistent low to mid-teens premium growth with low volatility underwriting

HAGERTY Q2 2026 | 20 HISTORICAL WRITTEN PREMIUM GROWTH 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 0 200 400 600 800 1,000 1,200 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 —% 3% 5% 8% 10% 13% 15% 18% 20% TOTAL U.S. AUTO WRITTEN PREMIUM U.S. AUTO WRITTEN PREMIUM ANNUAL GROWTH

HAGERTY Q2 2026 | 21 450,000 400,000 350,000 300,000 250,000 200,000 150,000 100,000 50,000 0 2025 2024 2023 2022 2021 2020 2019 2018 2017 2016 2015 2014 • New business count accelerated with commencement of State Farm Classic+ conversion WRITTEN PREMIUM GROWTH FUELED BY NEW MEMBERS Consistent share gains drive new business count